                                                                    Exhibit 99.1

[US UNWIRED LETTERHEAD]

Contact: Ed Moise, Investor Relations
         (337) 310-3500

          US UNWIRED REPORTS $149 MILLION IN REVENUE FOR THIRD QUARTER

-------------------------------------------------------------------------------
THIRD QUARTER HIGHLIGHTS:

                       3 months ended       9 months ended                          3 months ended       9 months ended
                            9/30                 9/30                                    9/30                 9/30
                      -----------------   -------------------                      ------------------  -------------------
                         2002     2001        2002      2001                           2002     2001        2002     2001
                         ----     ----        ----      ----                           ----     ----        ----     ----
Total Revenues                                                  Ending PCS
($000)                $148,818 $71,358   $ 385,300  $177,932    Subscribers         541,281    235,966    541,281  235,966
EBITDA*                    (63)  1,442        (715)   (8,910)   Net PCS Sub.
                                                                Additions             2,227     35,107     53,918  109,960
Net Income            (53,803) (21,645)   (131,910)  (72,045)   Postpay PCS Churn       4.7%       1.8%       3.9%     1.7%
Capital Expenditures   35,493   25,913      98,641    80,985    PCS ARPU**           $85.97     $89.10     $85.42   $84.10
* excluding non-cash stock compensation                         **includes roaming

-------------------------------------------------------------------------------

      EDITOR'S NOTE: The term "PCS" in this release refers to the customers and network that US Unwired manages as a PCS affiliate of Sprint.

LAKE CHARLES, LA (November 14, 2002)--US Unwired Inc. (Nasdaq/NM:UNWR), a PCS affiliate of Sprint (NYSE:PCS), today reported record quarterly revenues of $148.8 million for the three-month period ended September 30, 2002. The results were led by the company's PCS operations that generated $143.5 million in total revenue for the quarter. Subscriber revenue and roaming revenue from PCS operations were $87.7 million and $51.1 million, respectively. Operational successes during the quarter were highlighted by the launch of the Sprint's "PCS Vision" products, enabling customers to use Vision-enabled PCS devices to take and receive pictures, check personal and corporate e-mail, play games with full-color graphics and polyphonic sounds and browse the Internet wirelessly with speeds comparable to a home computer's dial-up connection.

"In addition to posting record revenue, we achieved a number of other successes during the third quarter: another solid quarter of network performance, steady progress in completing our network in the New England states and the launch of Sprint's PCS Vision," said Robert Piper, US Unwired's President and Chief Executive Officer. "However, these accomplishments were overshadowed by high involuntary customer turnover during the quarter; approximately 70% of the postpay customers disconnecting during the third quarter was due to non-payment. This is a direct result of overly aggressive credit policies in previous periods and does not reflect our efforts during the third quarter."

 "In the third quarter, we continued to implement our strategies to increase focus on the top tier credit class customers. We adjusted our compensation programs for our direct distribution outlets to provide increased incentive for higher credit quality customers. In addition, we now require deposits from all customers who have shown poor credit histories. As a result, our subscriber base is strengthening as we replace poor credit subscribers with higher quality customers," Mr. Piper continued.

At the end of the third quarter of 2002, total wireless subscribers were 568,684, while PCS subscribers were 541,281, up from 539,054 in the second quarter. For the third quarter, PCS subscriber acquisition cost was $378 and PCS pre-marketing cash flow was $30.8 million. Monthly average minutes of use was 607 per average PCS subscriber with roaming and 463 without roaming for the quarter. Total PCS system minutes of use was approximately 1.1 billion, including 333 million roaming minutes. Postpay PCS churn, net of 30-day returns, was approximately 4.7%. Average monthly revenue per PCS subscriber (ARPU), including roaming, was $85.97 for the quarter.

At the end of the third quarter, US Unwired had cash, short-term investments and marketable securities of approximately $72.6 million and restricted cash of $42.1 million. The company also had $115.3 million available under its bank credit facilities. Total capital expenditures were $35.4 million for the third quarter, $34.7 million of which were related to the company's portion of the Sprint PCS network that as of September 30, 2002, covered 12.6 million residents with 1,754 cell sites.

                                     -MORE-

UNWR Reports Third Quarter Results
Page 2
November 14, 2002

US Unwired will hold a conference call to discuss this press release at 10:00 a.m. Eastern Time on November 15, 2002. An online replay will be available approximately one hour following the conclusion of the live broadcast and will continue through November 21, 2002. Links to these events can be found at the Company's web site at http://www.usunwired.com/investor. If Internet access is unavailable, investors and other interested parties may listen to the teleconference by calling 888-694-4502. The teleconference will be available for replay until November 22, 2002, by calling 973-341-3080, and entering 3554243 when prompted for the pin number.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 500,000 PCS customers. US Unwired's PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company's web site at http://www.usunwired.com. US Unwired is traded on the NASDAQ exchange under the symbol "UNWR".

About Sprint

Sprint operates the nation's largest all-digital, all-PCS wireless network, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In November 2002, Sprint became the Second wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled Phones and devices. For more information on products and services, visit www.sprint.com/mr. Sprint PCS is a wholly owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 75,000 employees worldwide and $26 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the ability to successfully integrate the business of US Unwired, IWO Holdings and Georgia PCS; the competitiveness of and the financial impact of Sprint PCS pricing plans, products and services; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings' network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired's stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to the following sections in the filings with the Securities and Exchange Commission that are identified below:

Filing                              Section(s)
------                              ----------
US Unwired's Form 10-K for the    The two paragraphs that precede Part I.
year ended December 31, 2001

US Unwired's Form 10-Q for the    The first two paragraphs of Item 2; and
period ended September 30, 2002   the Risk Factors in Item 5.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.

                                     -MORE-

UNWR Reports Third Quarter Results
Page 3
November 14, 2002

                        US UNWIRED INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                          For the three months ended         For the nine months ended
                                                                 September 30,                     September 30,
                                                         -----------------------------    ------------------------------
                                                                 2002          2001             2002             2001
                                                         --------------- -------------    ------------- ----------------
Revenues:
       Subscriber                                              $ 90,759      $ 39,910        $ 236,427         $100,662
       Roaming                                                   53,011        26,016          133,355           60,963
       Merchandise sales                                          4,442         4,322           13,471           12,345
       Other revenue                                                606         1,110            2,047            3,962
                                                               --------      --------        ---------         --------
       Total revenue                                            148,818        71,358          385,300          177,932
Expense:
       Cost of service                                           67,570        30,273          172,406           77,320
       Merchandise cost of sales                                  9,957         7,080           28,264           22,954
       General and administrative                                43,355        14,189          107,421           37,730
       Sales and marketing                                       27,999        18,374           77,924           48,838
       Non-cash stock compensation                                1,400         1,089            3,802            3,721
       Depreciation and amortization                             32,731        12,318           78,566           42,339
                                                               --------      --------        ---------         --------
       Total operating expense                                  183,012        83,323          468,383          232,902
Operating loss                                                  (34,194)      (11,965)         (83,083)         (54,970)
Other income (expense):
       Interest expense                                         (20,515)       (8,521)         (50,401)         (23,265)
       Gain on sale of assets                                        10           401               13            8,620
                                                               --------      --------        ---------         --------
       Total other expense                                      (20,505)       (8,120)         (50,388)         (14,645)
Loss before equity in income (loss) of unconsolidated
 affiliates and income taxes                                    (54,699)      (20,085)        (133,471)         (69,615)
Equity in income (loss) of unconsolidated affiliates                115        (1,560)             780           (2,430)
                                                               --------      --------        ---------         --------
Loss before income taxes                                        (54,584)      (21,645)        (132,691)         (72,045)
Income tax benefit                                                  781           ---              781              ---
                                                               --------      --------        ---------         --------
Net loss                                                       $(53,803)     $(21,645)       $(131,910)        $(72,045)
                                                               ========      ========        =========         ========
Basic and diluted loss per share                                 $(0.42)       $(0.26)          $(1.15)          $(0.87)
                                                               ========      ========        =========         ========
Weighted average outstanding common shares                      128,832        84,150          114,610           83,230
                                                               ========      ========        =========         ========

                                     -MORE-

UNWR Reports Third Quarter Results
Page 4
November 14, 2002

                        US UNWIRED INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                           September 30,     December 31,
                                                                                2002             2001
                                                                           -------------     ------------
                                                                           (Unaudited)
                    Assets
Current assets:
      Cash and cash equivalents                                             $   38,638         $100,589
      Investment securities at amortized cost held to maturity                  33,995              ---
      Restricted cash                                                           24,089              ---
      Subscriber receivables, net                                               43,159           30,011
      Other receivables                                                          2,133           10,042
      Inventory                                                                  8,026            7,691
      Prepaid expenses and other assets                                         14,690            9,373
      Receivables from related parties                                             856              705
      Receivables from officers                                                    149              138
                                                                            ----------         --------
      Total current assets                                                     165,735          158,549

Property and equipment, net                                                    484,532          255,761
Restricted cash                                                                 18,028              ---
Goodwill and other intangibles, net                                            544,569           32,840
Notes receivable from unconsolidated affiliates                                  1,791            1,735
Other assets                                                                    46,131           25,649
                                                                            ----------         --------
Total assets                                                                $1,260,786         $474,534
                                                                            ==========         ========
         Liabilities and stockholders' equity

Current liabilities:
      Accounts payable                                                      $   28,663         $ 26,602
      Accrued expenses                                                          70,370           27,156
      Current maturities of long term obligations                                3,578              693
                                                                            ----------         --------
      Total current liabilities                                                102,611           54,451

Long term obligations, net of current maturities                               740,085          338,675
Deferred gain                                                                   34,751           38,216
Investments in and advances to unconsolidated affiliates                         3,949            3,554


Stockholders' equity:
      Common stock                                                               1,288              844
      Additional paid in capital                                               656,519          185,127
      Retained deficit                                                        (278,243)        (146,333)
      Promissory note                                                            (174)              ---
                                                                            ----------         --------
      Total stockholders' equity                                               379,390           39,638
                                                                            ----------         --------
      Total liabilities and stockholders' equity                            $1,260,786         $474,534
                                                                            ==========         ========

                                     -MORE-

UNWR Reports Third Quarter Results
Page 5
November 14, 2002

                        US UNWIRED INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)

                                                                             For the nine months ended
                                                                                    September 30,
                                                                                   2002         2001
                                                                             -------------- ------------
           Cash flows from operating activities

Net cash used in operating activities                                            $ (25,764)    $(20,547)

           Cash flows from investing activities

Payments for the purchase of equipment                                             (98,641)     (80,985)
Acquisition of business, net of cash acquired                                      (61,417)         ---
Proceeds from maturities of investments                                             33,167          ---
Proceeds from sale of assets                                                        10,319       44,924
Sale of marketable securities                                                          ---      176,705
Purchase of marketable securities                                                      ---      (12,544)
Proceeds from restricted cash                                                       10,682        5,753
Investments in unconsolidated affiliates                                               750         (527)
                                                                                ----------    ---------
Net cash (used in) provided by investing activities                               (105,140)     133,326

           Cash flows from financing activities
Proceeds from long-term debt                                                        70,000        1,822
Proceeds from stock options exercised                                                  212        1,392
Proceeds from promissory notes                                                          20          ---
Principal payments of long-term debt                                                  (517)      (1,500)
Debt issuance costs                                                                   (762)        (149)
                                                                                ----------    ---------
Net cash provided by financing activities                                           68,953        1,565
                                                                                ----------    ---------
Net (decrease) increase in cash and cash equivalents                               (61,951)     114,344

Cash and cash equivalents at beginning of period                                   100,589       15,136
                                                                                ----------    ---------
Cash and cash equivalents at end of period                                         $38,638     $129,480
                                                                                ==========    =========


                                     -END-